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                                   EXHIBIT 24
                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph S. Sheridan, Lee C. Steele, and Jeffrey Bernfeld, and each of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments, including post-effective amendments, to the Form S-8 Registration Statement to which this instrument is attached and to file such amendments, including post-effective amendments, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.


Name                               Capacity                           Date
- ----                               --------                           ----

/s/Ralph S. Sheridan               President and Director          June 7, 1996
- ----------------------------       (Principal Executive
Ralph S. Sheridan                   Officer)


/s/Lee C. Steele                   Vice President and              June 7, 1996
- ---------------------------        Treasurer (Principal
Lee C. Steele                      Financial Officer)


/s/Herman Feshbach                 Director                        June 7, 1996
- ----------------------------
Herman Feshbach


/s/Alfred M. Gladen                Director                        June 7, 1996
- ----------------------------
Alfred M. Gladen


/s/Hamilton W. Helmer              Director                        June 7, 1996
- ----------------------------
Hamilton W. Helmer


/s/Donald J. McCarren              Director                        June 7, 1996
- ----------------------------
Donald J. McCarren